UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2021

TUSCAN HOLDINGS CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38970	83-3853706
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

135 E. 57th Street, 17th Floor

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(646) 948-7100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	THCAU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	THCA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	THCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 8.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 8.01 Other Events

As previously disclosed, Tuscan Holdings Corp. II (the “Company”) has scheduled a special meeting of stockholders to be held at 10:00 a.m., EDT, on September 28, 2021. At the special meeting, the Company’s stockholders will be asked to consider and vote upon a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate an initial business combination (the “Extension”) from September 30, 2021 to December 31, 2021 (the “Extended Date”).

Tuscan Holdings Acquisition II LLC, the Company’s sponsor and an affiliate of Stephen A. Vogel, the Company’s Chief Executive Officer (“sponsor”), has agreed that if the Extension Amendment is approved, it or its affiliates will lend to the Company $0.10 (such loan being referred to herein as the “Contribution”) for each public share that is not converted in connection with the stockholder vote to approve the Extension, for an aggregate Contribution of up to approximately $1.47 million (assuming no public shares were converted).

The Contribution will be deposited in the trust account established in connection with the Company’s initial public offering on or prior to September 30, 2021 and will be a condition to filing the Extension Amendment with the Secretary of State of Delaware. The Contribution would increase the per-share conversion amount for those holders that do not seek conversion at the special meeting from approximately $10.09 to approximately $10.19.

The sponsor will not make the Contribution unless the Extension Amendment is approved and the Extension is completed. The Contribution will not bear any interest and will be repayable by the Company to the sponsor or its affiliates upon consummation of an initial business combination. The loan will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Company’s trust account.

Holders that previously tendered shares for conversion and wish to change their election should contact the Company’s transfer agent at Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2021		TUSCAN HOLDINGS CORP. II

	By:	/s/ Stephen Vogel
Stephen Vogel
Chief Executive Officer

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